Exhibit 10.2

BAKBONE SOFTWARE INCORPORATED

STOCK OPTION PLAN

1. PURPOSE

The purpose of this Stock Option Plan (the “Plan”) is to authorize the grant to directors, officers, employees and consultants on an on-going basis (the “Consultants”) of BAKBONE SOFTWARE INCORPORATED (the “Company”) or any present or future subsidiary thereof of stock options (“Options”) to purchase common shares (“Shares”) of the Company’s capital and thus benefit the Company by enabling it to attract, retain and motivate directors, officers, employees and consultants by providing them with the opportunity, through Options, to acquire an increased proprietary interest in the Company.

2. ADMINISTRATION

The Plan shall be administered by the board of directors (the “Board”) of the Company. The Board may make grants, subject to the terms of the Plan, to such eligible persons (the “Optionees”) and will determine the number of Shares in the share capital of the Company which will be the object of Options, in its sole discretion.

3. SHARES SUBJECT TO PLAN

Subject to adjustment under the provisions of paragraph 12 hereof, Options may be granted in respect of authorized and un-issued Shares of the Company provided that, subject to the receipt of the approval of Toronto Stock Exchange and the approval of the shareholders of the Company, the maximum number of shares which may be reserved for issuance to this Plan and defined under the Securities Act (Alberta) under the Plan, and any other compensation mechanism, shall be as set out in the attached SCHEDULE “A”. The total number of Shares which may be reserved for issuance to any one Optionee under the Plan shall not exceed 5% of the total number of issued and outstanding Shares (on a non-diluted basis) less Shares reserved for issuance under any stock option agreement.

4. LIMITS WITH RESPECT TO INSIDERS

A share compensation arrangement, together with all of the Company’s other previously established or proposed share compensation arrangements, will not result, in either:

(a)	the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the outstanding issue;

(b)	the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the outstanding issue; or

(c)	The issuance to any one insider and such insider’s associates, within a one-year period, of a number of shares exceeding 5% of the outstanding issue.

5. ELIGIBILITY

Options shall be granted only to directors, officers, employees and consultants of the Company or any subsidiary. The term “subsidiary” as used in the Plan shall mean any company in which the Company owns, directly or indirectly, 50% or more of the total combined voting rights of all classes of stock.

Subject to the foregoing, the Board shall have full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

6. PRICE

The purchase price (the “Price”) for the Shares of the Company under each Option shall be determined by the Board on the basis of the market price, where “market price” shall mean the prior trading day closing price of the Shares of the Company on the Toronto Exchange and where there is no such closing price, “market price” shall mean the weighted average of the closing price per share for the immediately preceding five (5) consecutive trading days on the Toronto Stock Exchange.

7. PERIOD OF OPTION AND RIGHTS TO EXERCISE

Subject to the provisions of this paragraph and paragraphs 8, 9 and 10 below, Options will be exercisable in whole or in part, and from time to time, during the currency thereof. Options shall not be granted for a term exceeding ten (10) years. The Shares to be purchased upon each exercise of any Option shall be paid for in full, in cash or by certified cheque, at the time of such exercise. Except as provided in paragraphs 8 and 9 below, no Option which is held by a director, officer or employee may be exercised unless the Optionee is then director, officer or in the employ of the Company or any subsidiary. Absence on leave approved for an officer of the Company or any subsidiary authorized to give such approval shall not be considered an interruption of employment for any purpose under the Plan.

8. NON TRANSFERABILITY & NON ASSIGNABILITY OF OPTION

No Option granted under the Plan shall be transferable or assignable by an Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during his lifetime, only by him, as provided in paragraph 10 below.

9. TERMINATION OF EMPLOYMENT

If any Optionee who is a director, officer or employee shall cease to be an officer, director or employee of the Company or any subsidiary for any reason (except as otherwise provided in paragraph 10), he may exercise his options, but only within the period of ninety (90) days succeeding such cessation and in no event after the expiry date of his Option. Before the expiry date of such Option, the Board shall notify the Optionee of such expiry in writing. The entitlement of a Consultant to Options, including the entitlement to Options upon termination, shall be determined by the terms of the Consultant’s agreement and the requirements of the Plan.

10. DEATH OF OPTIONEE

In the event of the death of an Optionee during the currency of his Option, the Option theretofore granted to him shall be exercisable within, but only within, the period of one year next succeeding his death, and in no event after the expiry date of his Option. Before expiry of an Option under this paragraph, the Board shall notify the Optionee’s representatives in writing of such expiry.

11. EXTENSION OF OPTION

Notwithstanding the provisions of paragraph 9 and 10, the Board may extend the period of time within which an Option held by a deceased Optionee may be exercised or within which an Option may be exercised by an Optionee who has ceased to be an officer, director or employee of the Company, but such an extension shall not be granted beyond a period of twelve (12) months in the case of officers and directors who are not also employees and thirty-six (36) months in the case of employees and, in any event, shall not extend beyond the original expiry date of the Option. Any extension of Options granted under this Plan are subject to regulatory approval.

12. ADJUSTMENTS IN SHARES SUBJECT TO PLAN

The aggregate number and class of Shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, share issuance pursuant to a rights offering or any other change in the corporate structure or Shares of the Company. The

Option granted under the Plan shall contain such provisions as the Board may determine the appropriate adjustments to be made with respect to Options granted or to the granted relatively to the Option Price in the event of any such change. Any adjustment arising as a result of a stock dividend shall be subject to regulatory approval.

13. AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time amend or terminate the Plan upon receipt of requisite regulatory approval, provided, however that no such amendment alter or impair any of the terms of Options previously granted under the Plan without the consent of the Optionee.

14. EFFECTIVE DATE OF THE PLAN

The Plan became effective on the date of its adoption by the Board and Options may be granted immediately thereafter. Amendments to the Plan are effective as set forth under Section 21 hereof “Approval” and as is indicated on Schedule ”A”.

15. EVIDENCE OF OPTIONS

Each Option granted under the Plan shall be embodied in a written Option agreement between the Company and the Optionee which shall give the provisions of the Plan.

16. EXERCISE OF OPTION

Subject to the Provisions of the Plan, an Option may be exercised from time to time by delivering to the Secretary of the Company at its registered office a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, in cash or by certified cheque, of the purchase price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice.

Upon receipt of a certificate of an authorized officer directing the issue of Shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the Options exercised in the name of such Optionee or his legal personal representative or as may be directed in writing by his legal personal representative.

17. NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS

Should the Company sell all or a substantial part of its assets, or that it should be purchased by a third party or merged, the Optionee will then have the right to exercise its Options for the total number of unexercised Shares within thirty (30) days following the date of the completion of such sale. The Company may, at its discretion, reduce this thirty day delay.

18. RIGHTS PRIOR TO EXERCISE

The holder of an Option shall not have any rights as a shareholder of the Company with respect to any of the shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option price of the Shares in respect of which the Option is being exercised) and the issuance of Shares by the Company.

19. GOVERNING LAW

This Agreement shall be construed in accordance with and be governed by the laws of the Province of Alberta and shall be deemed to have been made in said Province and shall be in accordance with all applicable securities laws.

20. EXPIRY OF OPTION

On the expiry date of any Option granted under the Plan, and pursuant to any extension of such expiry date permitted in accordance with the Plan, such Option hereby granted forthwith expires and terminate and be of no further force or effect whatsoever as to such of the optioned Shares in respect of which the Option has not been exercised.

21. APPROVAL

The Plan has been approved by the directors of the Company on September 12, 1996, as amended and approved by shareholders on March 13, 2000, and, subsequently, on October 30, 2000, and supersedes and replaces all prior stock option plans.

22. ENGAGEMENT OF THE COMPANY

The Company hereby acknowledges that pursuant to policy 634 of the Toronto Exchange, the Company is required to pre-clear any amendment to the Share Option Plan or to any Option within or outside such Plan with the Toronto Exchange. Consequently, the Company hereby undertakes to obtain the approval of The Toronto Exchange to any amendments it proposes to make to the Plan prior to the issuance of any Shares pursuant to such amendment.

SCHEDULE “A”

The maximum number of shares which may be reserved for issuance under the Plan, shall be 3,340,304 common shares of the Company (effective March 13, 2000), as increased such that the maximum number of shares that may be reserved for issuance under the Plan is presently 4,100,000 common shares of the Company (effective October 30, 2000).